Exhibit 10.4

Guangzhou house lease contract

(2016 edition)

                  Number

Article 1 Parties to a Contract

Leasing (Party A): Cao Rixing

Lessee (Party B): Guangzhou Moonger Information Technology Co., Ltd

In accordance with relevant national, provincial and municipal laws, regulations and relevant provisions, Party A and Party B have entered into and shall abide by this contract on the principle of equality and voluntariness through consultation.

Article 2 Party A agrees to lease the real estate (Real estate title certificate number) located at No. 383 Jiangren 3rd Road/Street (lane/Lane), Baiyun District to Party B for the purpose of the workshop. The building area (or use) is 1,100 square meters. Share the common building area/square meter.

Article 3 The lease term and rent agreed by both parties are as follows:

Lease Term	Monthly rental amount (currency:) Yuan
	Small Text	Large writing
May 1, 2023 to April 30, 2024	27,500	Twenty-seven thousand five hundred yuan only
/year/month/day to /year/month/day
/year/month/day to /year/month/day
/year/month/day to /year/month/day
/year/month/day to /year/month/day

Note: If the term exceeds 20 years, the excess portion is invalid.

The rent shall be settled on a monthly (monthly, quarterly, annual) basis. Party B shall pay the rent to Party A by bank transfer before the 10th day of each month (monthly, quarterly, annual).

Article 4 Party B shall pay (RMB) 82,500 yuan (receivable) as security deposit to Party A (such deposit shall not exceed the monthly rental amount of three months), and Party A shall return the deposit to Party B on the date of expiration of the lease or termination of the contract (the deposit shall be returned to Party B to cover the rent).

Article 5 Main responsibilities of both parties:

1. Party A and Party B shall fulfill the provisions and obligations of the General Principles of the Civil Law, the Contract Law of the People’s Republic of China, the Regulations of Guangdong Province on Urban House Leasing, the Regulations of Guangzhou City on the Administration of House Leasing and other relevant laws and regulations.

2. Party A and Party B shall assist and cooperate with relevant departments to deal with the investigation and punishment of house rental, house safety, fire safety, public security, family planning, production and sale of fake and shoddy commodities.

Guangzhou Housing and Urban-Rural Development Committee

Article 6 Rights and Obligations of Party A:

1. Party B shall deliver the premises and equipment to Party B in accordance with the contract. If Party B fails to provide the premises as agreed, it shall pay Party B a penalty of 1% of the monthly rental amount for each day overdue.

2. Party A’s responsibility for repair: Ensure the safety and maintenance of Party B’s premises during the lease period (except for repairs caused by Party B’s human factors)

3. When transferring the premises during the lease term, Party B shall be notified in writing 3 months (not less than 3 months) in advance; And Party B shall be notified in writing 30 days in advance of mortgaging the premises.

4. If it is found that Party B changes the structure and use of the premises without authorization, causing losses to the leased property, or Party B is in arrears of rent for more than 6 months, Party A may terminate the contract, take back the premises and claim compensation for the losses.

Article 7 Rights and Obligations of Party B:

1. Pay rent according to time. If Party B is late in paying the rent, Party B shall pay liquidated damages equal to 1% of the monthly rent amount for each day overdue.

2. Party b shall repair responsibility of: the following blank

3. Upon expiration of the lease period, the original leased premises shall be returned to Party A; If it is necessary to continue to lease the house, Party A shall negotiate with Party A on the preceding day and sign a separate contract.

Article 8 Other provisions for matters not covered in this contract, both parties may sign a separate contract. Such supplementary contract shall have the same legal effect

Article 9 If either party fails to perform the terms of this contract or violates relevant laws and regulations and fails to do so within a reasonable time after being urged to do so, the loss caused shall be borne by the responsible party.

Article 10 During the lease term, if the contract cannot be performed due to force majeure, both parties shall negotiate in a timely manner in accordance with relevant laws and regulations.

Article 11 This contract is made in triplicate, with each party holding one copy and sending one copy to the street (town) rental House Management Service Center for the record.

Article 12 Any dispute arising from the performance of this Contract shall be settled by both parties through negotiation. If no agreement can be reached through negotiation, both parties shall file a lawsuit with the People’s court according to law or apply to Baiyun District Arbitration Commission for arbitration.

Guangzhou Housing and Urban-Rural Development Committee

Article 13 This Contract shall come into force upon being signed by both parties.

Party A (signature)

Legal representative: Cao Rixing

Appointed agent:

Address: Baiyun District, Guangzhou City, Renhe Town, Fang Shi Pine Garden Street, South Lane 11, No. 6

Contact number

Party B (signature): Guangzhou Moonger Information Technology Co., Ltd\

Legal representative: Duan Kaiyong

Business license document number: 91440101689313364P

Appointed agent:

Document number:

Address: No. 383 Jiangren 3rd Road/Street (lane/Lane), Baiyun District

Contact telephone number:

May 23, 2023

Guangzhou Housing and Urban-Rural Development Committee